UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KULICKE AND SOFFA INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

John A. O’Steen

Chairman, Management Development and Compensation Committee

Kulicke and Soffa Industries, Inc.

2101 Blair Mill Road

Willow Grove PA 19090

February 4, 2005

Dear Shareholder:

I am the Chairman of the Company’s Management Development and Compensation Committee. I am writing to follow-up on a concern regarding the Company’s proposed 2005 Equity Incentive Plan (the “Plan”). I want to confirm to you that it was the Committee’s intention at the time that it reviewed and approved the Plan, and it continues to be the Committee’s intention, that awards issued under the Plan would be made by the Committee over the course of not less than five years, beginning not earlier than the Company’s fiscal 2007.

If you would like to discuss this matter with me, please do not hesitate to telephone.

Sincerely,

/s/ John A. O’Steen
John A. O’Steen